                                                                    EXHIBIT 4.11

                             SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of October 1, 2003, among the entities listed on Exhibit A hereto (each a "Guaranteeing Subsidiary" and collectively, the "Guaranteeing Subsidiaries"), each a subsidiary of IASIS Healthcare Corporation (or its successor), a corporation organized under the laws of Delaware (the "Company"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October 15, 1999, providing for the issuance of an aggregate principal amount at maturity of $230,000,000 of 13% Senior Subordinated Notes due 2009 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                                    (i)      the principal of and interest on
                                             the Notes will be promptly paid in
                                             full when due, whether at maturity,
                                             by acceleration, redemption or
                                             otherwise, and interest on the
                                             overdue principal of and interest
                                             on the Notes, if any, if lawful,
                                             and
                                             all other obligations of the
                                             Company to the Holders or the
                                             Trustee hereunder or thereunder
                                             will be promptly paid in full or
                                             performed, all in accordance with
                                             the terms hereof and thereof; and

                                    (ii)     in case of any extension of time of
                                             payment or renewal of any Notes or
                                             any of such other obligations, that
                                             same will be promptly paid in full
                                             when due or performed in accordance
                                             with the terms of the extension or
                                             renewal, whether at stated
                                             maturity, by acceleration or
                                             otherwise. Failing payment when due
                                             of any amount so guaranteed or any
                                             performance so guaranteed for
                                             whatever reason, the Guarantors
                                             shall be jointly and severally
                                             obligated to pay the same
                                             immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) The obligations hereunder shall be subject to the subordination provisions of the Indenture.

         3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4.       Guaranteeing Subsidiary May Consolidate, Etc. on Certain
Terms.

                  (a) No Guaranteeing Subsidiary may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                                    (i)      subject to Section 11.05 of the
                                    Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                                    (ii)     immediately after giving effect to
                                    such transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5.       Releases.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation
                           Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

         6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of a Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the

Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated: October 1, 2003

THE BANK OF NEW YORK,                ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.
    as Trustee                       BROOKWOOD DIAGNOSTIC CENTER OF TAMPA, INC.
                                     IASIS PHYSICIAN SERVICES, INC.
By:    -s- Robert A. Massimillo      CLINICARE OF TEXAS, INC.
       ------------------------      IASIS HOME INFUSION AND MEDICAL
Name:  Robert A. Massimillo          EQUIPMENT, INC.
Title: Vice President                IASIS TRANSCO, INC.
                                     MCS/AZ, INC.
                                     PALMS OF PASADENA HOMECARE, INC.
                                     TAMPA BAY STAFFING SOLUTIONS, INC.

                                     By: -s- Frank A. Coyle
                                        ------------------------------------
                                     Name: Frank A. Coyle
                                     Title: Secretary

         IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture, dated as of October 1, 2003, among the entities listed on Exhibit A hereto, as Guaranteeing Subsidiaries, and The Bank of New York, as Trustee, to be duly executed and attested, all as of the date first above written.

                                 MEMORIAL HOSPITAL OF TAMPA, LP
                                 MESA GENERAL HOSPITAL, LP
                                 ODESSA REGIONAL HOSPITAL, LP
                                 PALMS OF PASADENA HOSPITAL, LP
                                 SOUTHWEST GENERAL HOSPITAL, LP
                                 ST. LUKE'S BEHAVIORAL HOSPITAL, LP
                                 ST. LUKE'S MEDICAL CENTER, LP
                                 TEMPE ST. LUKE'S HOSPITAL, LP
                                 TOWN & COUNTRY HOSPITAL, LP
                                 DAVIS HOSPITAL & MEDICAL CENTER, LP
                                 SOUTHEAST TEXAS HOSPITAL, LP

                                 By:  IASIS HEALTHCARE HOLDINGS, INC.,
                                          as General Partner

                                 By: -s- Frank A. Coyle
                                    ------------------------------------
                                 Name: Frank A. Coyle
                                 Title: Secretary

                                 IASIS HEALTHCARE CORPORATION
                                 BAPTIST JOINT VENTURE HOLDINGS, INC.
                                 BEAUMONT HOSPITAL HOLDINGS, INC.
                                 BILTMORE SURGERY CENTER HOLDINGS, INC.
                                 CLINICARE OF UTAH, INC.
                                 DAVIS HOSPITAL HOLDINGS, INC.
                                 DAVIS SURGICAL CENTER HOLDINGS, INC.
                                 FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC. IASIS HEALTHCARE HOLDINGS, INC.
                                 IASIS MANAGEMENT COMPANY
                                 HEALTH CHOICE ARIZONA, INC.
                                 JORDAN VALLEY HOSPITAL HOLDINGS, INC.
                                 METRO AMBULATORY SURGERY CENTER, INC.
                                 PIONEER VALLEY HEALTH PLAN, INC.
                                 PIONEER VALLEY HOSPITAL, INC.
                                 ROCKY MOUNTAIN MEDICAL CENTER, INC.
                                 SALT LAKE REGIONAL MEDICAL CENTER, INC.
                                 IASIS HOSPITAL NURSE STAFFING COMPANY
                                 SOUTHRIDGE PLAZA HOLDINGS, INC.

                                 SSJ ST. PETERSBURG HOLDINGS, INC.
                                 IASIS FINANCE, INC.
                                 BILTMORE SURGERY CENTER, INC.

                                 By: -s- Frank A. Coyle
                                    ------------------------------------
                                 Name: Frank A. Coyle
                                 Title: Secretary

                                 IASIS HEALTHCARE MSO SUB OF SALT LAKE CITY, LLC

                                 By: -s- Frank A. Coyle
                                    ------------------------------------
                                 Name: Frank A. Coyle
                                 Title: Secretary

                                    EXHIBIT A

                            GUARANTEEING SUBSIDIARIES

ARIZONA DIAGNOSTIC & SURGICAL CENTER, INC.
BROOKWOOD DIAGNOSTIC CENTER OF TAMPA, INC.
IASIS PHYSICIAN SERVICES, INC.
CLINICARE OF TEXAS, INC.
IASIS HOME INFUSION AND MEDICAL EQUIPMENT, INC.
IASIS TRANSCO, INC.
MCS/AZ, INC.
PALMS OF PASADENA HOMECARE, INC.
TAMPA BAY STAFFING SOLUTIONS, INC.